ENVISTA REPORTS THIRD QUARTER 2019 RESULTS
Brea, California, October 24, 2019 - Envista Holdings Corporation (NYSE: NVST) today announced results for the third quarter 2019. Envista operated as part of Danaher Corporation until its separation in September 2019. The historical financial measures prior to the separation presented in this announcement were derived from Danaher's accounting records and are presented on a stand-alone basis.
For the third quarter ended September 27, 2019, net earnings were $62 million, or $0.48 per GAAP diluted share which represents a 4% year-over-year decrease from the comparable 2018 period.
Non-GAAP adjusted diluted net earnings per share for the third quarter was $0.47 which represents a 6% decrease over the comparable 2018 period. Revenue for the third quarter was $659 million, a 3% year-over-year decrease. Non-GAAP core revenue, which is adjusted for the impact from foreign currency fluctuations, acquisitions, and discontinued products, declined 0.5% over the same period.
Non-GAAP free cash flow for the third quarter was $79 million, a 12% increase from the comparable period in 2018. The Company’s non-GAAP free cash flow to net earnings conversion ratio was 128%.
For the fourth quarter 2019, the Company anticipates that GAAP diluted net earnings per share will be in the range of $0.37 to $0.41 and non-GAAP adjusted diluted net earnings per share will be in the range of $0.47 to $0.51. For the full year 2019, the Company anticipates that GAAP diluted net earnings per share will be in the range of $1.62 to $1.66 and non-GAAP adjusted diluted net earnings per share will be in the range of $1.73 to $1.76.
Amir Aghdaei, Chief Executive Officer, stated, “We are pleased with the results of the third quarter, our first as a public company. The team has made traction on several cost initiatives resulting in earnings, margins, and cash flow that exceeded our expectations. Revenue was slightly lower than anticipated, a result of our brand consolidation efforts and weaker equipment demand.”
Aghdaei continued, “As we begin our journey as a public company, our strategic priorities are centered around accelerating growth by investing in high impact areas such as clear aligners, implants and high growth markets, improving margins, and transforming our portfolio. We have made good progress over the past several years towards enhanced business performance and look forward to updating you as we move forward.”
Envista will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. PT. The call and an accompanying slide presentation will be webcast on the “Investors” section of Envista’s website, www.envistaco.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Envista’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 866-648-5306 within the U.S. or by dialing +1 602-563-8479 outside the U.S. a few minutes before the 8:00 a.m. PT start and referencing conference ID # 9274864. A replay of the conference call will be available shortly after the conclusion of the call and until November 5, 2019. You can access the replay dial-in information on the “Investors” section of Envista’s website under the subheading “Events & Presentations.” In addition, presentation materials relating to Envista’s results have been posted to the “Investors” section of Envista’s website under the subheading “Quarterly Earnings.”
ABOUT ENVISTA
Envista is a global family of three companies and more than 30 trusted dental brands, united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Our comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers an estimated 90% of dentists’ clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. Envista companies, including KaVo Kerr, Nobel Biocare Systems, and Ormco, partner with dental professionals to help them deliver the best possible patient care.

Envista separated from Danaher in September 2019. We brought with us the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus to meet the end-to-end needs of dental professionals worldwide. Envista is now one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.
NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
FORWARD-LOOKING STATEMENTS
Certain statements in this release are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the conditions in the global economy, the markets served by us and the financial markets, developments and uncertainties in U.S. policy stemming from the U.S. administration, such as changes in U.S. trade and tariff policies and the reaction of other countries thereto, contractions or growth rates and cyclicality of markets we serve, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, the impact of regulation on demand for our products and services, labor matters, international economic, political, legal, compliance and business factors (including the impact of the United Kingdom’s decision to leave the EU and uncertainty relating to the terms and timing of such separation), disruptions relating to man-made and natural disasters, pension plan costs, our ability to attract, develop and retain talented executives and other key employees, the concentrated ownership and control of the direction of our business by Danaher Corporation (“Danaher”), risks related to the distribution of Danaher’s remaining interest in us, status as a “controlled company” under New York Stock Exchange rules, limited liability of Danaher and its directors and officers for breach of fiduciary duty to us, perception of our financial stability as a separate, publicly-traded company, the sufficiency of the indemnity from Danaher, significant restrictions and/or potential liability based on tax implications of transactions with Danaher, actual or potential conflicts of interests of certain of our offices and directors based on their relationship with Danaher, realization of the expected benefits from the separation from Danaher, and risks related to the terms of and performance under our agreements with Danaher. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our final prospectus relating to our IPO filed on September 18, 2019 and our Quarterly Report on Form 10-Q for the third quarter of 2019. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
John Bedford
Vice President, Investor Relations
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821
Telephone: (714) 817-7000

ENVISTA HOLDINGS CORPORATION
CONSOLIDATED AND COMBINED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Nine-Month Period Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Sales	$659.3	$679.5	$2,031.1	$2,085.5
Cost of sales	(292.3)	(298.6)	(907.4)	(905.9)
Gross profit	367.0	380.9	1,123.7	1,179.6
Operating costs:
Selling, general and administrative expenses	(252.0)	(257.2)	(804.9)	(820.4)
Research and development expenses	(36.3)	(42.3)	(119.3)	(128.4)
Operating profit	78.7	81.4	199.5	230.8
Nonoperating income (expense):
Other income	0.2	1.5	1.6	1.9
Interest expense, net	(0.2)	—	(0.2)	—
Earnings before income taxes	78.7	82.9	200.9	232.7
Income taxes	(16.6)	(18.8)	(39.4)	(53.2)
Net earnings	$62.1	$64.1	$161.5	$179.5
Net earnings per share:
Basic	$0.48	$0.50	$1.25	$1.40
Diluted	$0.48	$0.50	$1.25	$1.40
Average common stock and common equivalent shares outstanding:
Basic	130.6	127.9	128.8	127.9
Diluted	130.6	127.9	128.8	127.9

This information is presented for reference only. A complete copy of Envista’s Form 10-Q financial statements is available on the Company’s website (www.envistaco.com).

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Adjusted Diluted Net Earnings Per Share

	Three-Month Period Ended		Nine-Month Period Ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Diluted Net Earnings Per Share (GAAP)	$0.48	$0.50	$1.25	$1.40
Pretax amortization of acquisition-related intangible assets A	0.14	0.14	0.41	0.42
Tax effect of adjustment reflected above B	(0.03)	(0.03)	(0.10)	(0.10)
Discrete tax adjustments and other tax-related adjustments C	(0.02)	—	(0.05)	—
Dilutive impact of IPO and conversion shares as if issued at beginning of period D, E	(0.10)	(0.11)	(0.25)	(0.30)
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.47	$0.50	$1.26	$1.42

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Forecasted Adjusted Diluted Net Earnings Per Share 1

	Three-Month Period Ending		Year Ending
	December 31, 2019		December 31, 2019
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share (GAAP)	$0.37	$0.41	$1.62	$1.66
Anticipated pretax amortization of acquisition-related intangible assets A	0.14	0.14	0.55	0.55
Tax effect of adjustment reflected above B	(0.03)	(0.03)	(0.13)	(0.13)
Discrete tax adjustment and other tax-related adjustments C	—	—	(0.05)	(0.05)
Dilutive impact of IPO and conversion shares as if issued at beginning of period D, E	(0.01)	(0.01)	(0.26)	(0.27)
Forecasted Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.47	$0.51	$1.73	$1.76
1 These forward-looking estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as certain future gains or losses on the sale of investments, acquisition or divestiture-related gains or charges, discrete tax items and legal contingency provisions.

Core Revenue Growth 2

	% Change Three-Month Period Ended September 27, 2019 vs. Comparable 2018 Period	% Change Nine-Month Period Ended September 27, 2019 vs. Comparable 2018 Period
Total sales growth (GAAP)	(3.0)%	(2.5)%
Less the impact of:
Discontinued products	1.0%	1.5%
Currency exchange rates	1.5%	2.5%
Core revenue growth (non-GAAP)	(0.5)%	1.5%
2 We use the term “core revenue” to refer to GAAP revenue excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition (“acquisitions”), (2) sales from discontinued products and (3) the impact of currency translation. Revenue from discontinued products includes major brands or major products that the Company has made the decision to discontinue as part of a portfolio restructuring. Discontinued brands or products would include those which the Company is no longer manufacturing, investing research or development and expects to discontinue all significant sales within one year from the decision date to discontinue. The portion of the revenue attributable to discontinued products is calculated as the decline in year-over-year sales for those products or brands which were discontinued in the current period. The portion of GAAP revenue attributable to currency exchange rates is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year.

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Reconciliation of Operating Cash Flows (GAAP) to Free Cash Flow (Non-GAAP)

	Three-Month Period Ended		Nine-Month Period Ended
($ in millions)	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net Operating Cash Used in Investing Activities (GAAP)	$(20.7)	$(9.6)	$(62.6)	$(40.5)
Net Operating Cash Provided by (Used in) Financing Activities (GAAP)	$111.2	$(70.6)	$40.4	$(170.0)
Net Operating Cash Provided by Operating Activities (GAAP)	$97.8	$80.2	$210.5	$210.5
Less: payments for additions to property, plant and equipment (capital expenditures) (GAAP)	(19.8)	(9.6)	(61.9)	(40.2)
Plus: proceeds from sales of property, plant and equipment (capital disposals) (GAAP)	1.2	—	1.6	—
Free Cash Flow (Non-GAAP)	$79.2	$70.6	$150.2	$170.3

Net Earnings (GAAP)	$62.1	$64.1	$161.5	$179.5
Free Cash Flow to Net Earnings Conversion Ratio (Non-GAAP)	1.28	1.10	0.93	0.95

Adjusted Diluted Shares Outstanding

					Forecasted
	Three-Month Period Ended		Nine-Month Period Ended		Three-Month Period Ending	Year Ending
(shares in millions)	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018	December 31, 2019	December 31, 2019
Average common stock and common equivalent shares outstanding - diluted (GAAP)	130.6	127.9	128.8	127.9	158.7	136.3
Impact of IPO shares as if issued at beginning of period D	28.1	30.8	29.9	30.8	—	22.4
Conversion impact of Danaher stock options/restricted shares into Envista shares E	3.8	3.8	3.8	3.8	3.8	3.8
Adjusted average common stock and common equivalent shares outstanding - diluted (Non-GAAP)	162.5	162.5	162.5	162.5	162.5	162.5

See the accompanying Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

ENVISTA HOLDINGS CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures

A Amortization of acquisition-related intangible assets in the following historical and forecasted periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

					Forecasted
	Three-Month Period Ended		Nine-Month Period Ended		Three-Month Period Ending	Year Ending
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018	December 31, 2019	December 31, 2019
Pretax	$22.3	$22.5	$67.3	$68.0	$22.4	$89.7
After-tax	17.1	17.1	51.5	51.7	17.1	68.6

B This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line item of the table. In addition, the footnote above indicates the after-tax amount of each individual adjustment item. Envista estimates the tax effect of each adjustment item by applying Envista’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

C Discrete tax adjustments and other tax-related adjustments for the three-month period ended September 27, 2019 includes the impact of net discrete tax gains of $2.5 million or $0.02 per diluted share. Discrete tax adjustments and other tax-related adjustments for the nine-month period ended September 27, 2019 includes the impact of net discrete tax charges of $7.8 million or $0.05 per diluted share. The discrete tax matters relate primarily to changes in estimates associated with prior period uncertain tax positions and audit settlements, tax benefits resulting from a change in law and excess tax benefits from stock-based compensation realized in the three-month and nine-month periods ended September 27, 2019 in excess of anticipated levels.

D In connection with the IPO, an additional 30.8 million shares were issued on September 20, 2019. This line item reflects the dilutive impact of these IPO shares as if outstanding as of the beginning of each period presented.

E Certain Envista employees were previously granted Danaher equity awards. As these equity awards relate to Danaher common stock, rather than common stock of Envista, the calculation of diluted EPS does not include the potential dilutive impact of these equity awards. If and when Danaher distributes its remaining equity interest in Envista to its stockholders, the equity awards held by certain Envista employees to purchase Danaher shares will be converted into equity awards to purchase Envista's shares and the converted equity awards will then be included in Envista's calculation of diluted EPS. The estimated number of equity awards to be converted into Envista common stock are included in this line to reflect the potential dilution as if outstanding as of the beginning of each period presented.

Statement Regarding Non-GAAP Measures

Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Envista Holdings Corporations ("Envista” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors to:

•	with respect to Adjusted Diluted Net Earnings Per Share, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;

•	with respect to core revenue, identify underlying growth trends in our business and compare our revenue performance with prior and future periods and to our peers; and

•
with respect to free cash flow (the “FCF Measure”), understand Envista’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).

Management uses these non-GAAP measures to measure the Company’s operating and financial performance.

The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:

•	With respect to Adjusted Diluted Net Earnings Per Share:

◦
We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly-acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦
With respect to the other items excluded from Adjusted Diluted Net Earnings Per Share, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Envista's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•
With respect to core revenue, we exclude (1) the effect of acquisitions because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult, (2) sales from discontinued brands or products which we will no longer be manufacturing, investing research or development and for which we expect to discontinue all significant sales within one year from the decision date to discontinue; and (3) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends.

•
With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.